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                                                                   EXHIBIT 27(N)
KPMG LLP
4200 Norwest Center
90 South Seventh Street
Minneapolis, MN  55402

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Minnesota Life Insurance Company and
Policy Owners of Minnesota Life Variable Life Account


We consent to the use of our reports, dated February 7, 2003 for the financial statements of Minnesota Life Insurance Company and March 7, 2003 for the financial statements of Minnesota Life Variable Life Account, included herein and to the reference of our Firm under the heading "Financial Statements" in Part B of the Registration Statement. Our report on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries refers to changes in accounting for derivatives and beneficial interests in securitized financial assets due to the adoption of new accounting standards in 2001.


                                                     /s/ KPMG LLP


Minneapolis, Minnesota

March 11, 2004